UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2015

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA	30329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, Jason M. Meggs, age 39, joined the Board of Directors of the Vystar Corporation. Mr. Meggs, based in Raleigh, North Carolina, is currently Senior Vice President, Business Finance for INC Research Holdings, Inc., and leads a global team with responsibility for all business unit financial reporting and analysis, budgeting and forecasting and global customer pricing and contracting. Previously he was Global Vice President, Internal Audit for Quintiles Transnational Corp. after holding other senior global financial roles within the company. Prior to that, he was an Audit Manager and Senior Auditor for Deloitte and Arthur Andersen LLP. He received his bachelor of Business Administration, Accounting from Western Carolina University.

In connection with his election to the Board of Directors, Mr. Meggs was granted options to acquire 500,000 shares of Common Stock of the Company at an option price of $.03 per share, the closing price of the Common Stock on the date of grant. Such options vest 25,000 quarterly beginning December 31, 2015, and continuing for each fiscal quarter thereafter for so long as Mr. Meggs remains in the continuous service of the Company as a director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 8, 2015, announcing the election of Jason M. Meggs as a member of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

December 8, 2015

	By:	/s/ William R. Doyle
William R. Doyle
President, Chief Executive Officer and
Chief Financial Officer